As filed with the Securities and Exchange Commission on July 24, 2002
                                                    Registration No. 333-_______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------

                               HOMEFED CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                                   33-0304982
(State or other jurisdiction of
 incorporation or organization)            (I.R.S. Employer Identification No.)

                                1903 Wright Place
                                    Suite 220
                           Carlsbad, California 92008
                                 (760) 918-8200
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                       ----------------------------------

                  HOMEFED CORPORATION 1999 STOCK INCENTIVE PLAN
                  HOMEFED CORPORATION 2000 STOCK INCENTIVE PLAN

                              (Full Title of Plans)
                       ----------------------------------
                                 Paul J. Borden
                                    President
                               HomeFed Corporation
                                1903 Wright Place
                                    Suite 220
                           Carlsbad, California 92008
                                 (760) 918-8200

                     (Name and address, including zip code,
        and telephone number, including area code, of agent for service)
                       ----------------------------------
                                    Copy to:
                            Andrea A. Bernstein, Esq.
                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 310-8000
                       ----------------------------------

                                                CALCULATION OF REGISTRATION FEE
===================================================================================================================================
Title of Each Class of Securities to be          Amount to be        Proposed Maximum       Proposed Maximum         Amount of
Registered                                      Registered(1)       Offering Price Per     Aggregate Offering    Registration Fee
                                                                         Share(4)               Price(4)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share       1,000,000 shares (2)     $ 0.83448              $   834,480.00      $  76.77
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share       1,000,000 shares (3)     $ 0.61                 $   610,000.00      $  56.12
-----------------------------------------------------------------------------------------------------------------------------------
Total                                         2,000,000 shares                                $ 1,444,480.00      $ 132.89
===================================================================================================================================

(1) This registration statement also covers an indeterminate number of shares of common stock that may be issued by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 of the Securities Act of 1933.

(2) Represents common stock issuable under the Registrant's 1999 Stock Incentive Plan.

(3) Represents common stock issuable under the Registrant's 2000 Stock Incentive Plan.

(4) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low sales prices of the shares of common stock as reported on July 18, 2002.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  HomeFed will send or give the documents containing the information specified in Part I of Form S-8 to employees as specified by Rule 428(b)(1) under the Securities Act of 1933. HomeFed is not required to file these documents with the Commission either as part of this registration statement or as reoffer prospectuses or reoffer prospectus supplements under Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

                  The following documents filed by HomeFed with the SEC (File No. 1-10153) and any future filings under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act made prior to the termination of the offering are incorporated by reference: (i) the Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as amended on Form 10-K/A dated April 30, 2002, (ii) the Quarterly Report on Form 10-Q for the period ending March 31, 2002, (iii) the Proxy Statement on Schedule 14A filed on June 14, 2002 and (iv) the description of HomeFed's common stock, which is contained in HomeFed's registration statement no. 333-79901, including any amendment or report filed for the purpose of updating the description. All documents filed by HomeFed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.  Indemnification of Directors and Officers.

                  HomeFed is a Delaware corporation. Subsection (b) (7) of
Section 102 of the Delaware General Corporation Law (the "DGCL") enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or
(iv) for any transaction from which a director derived an improper personal benefit. Article 8 of the Restated Certificate of Incorporation of HomeFed (the "Restated Certificate") provides that, to the fullest extent permitted by the DGCL, no director of HomeFed shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director.

                  Article 9 of the Restated Certificate provides for the indemnification of directors and officers to the extent permitted by the DGCL. Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director of officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director of officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer has no reasonable cause to believe his conduct was unlawful.

                  Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director of officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all of the circumstances of the case, such director of officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  Section 145 further provides that (i) to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; and (ii) indemnification and advancement of expenses provided for, by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled. In addition, Section 145 empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling HomeFed pursuant to the foregoing provisions, or otherwise, HomeFed has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

Exhibit
-------
Number            Description
------            -----------

4.1 Restated Certificate of Incorporation, as restated July 3, 1995 of HomeFed (filed as Exhibit 3.1 to HomeFed's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995 (the "September 30, 1995 Form 10-Q").*

4.2 By-laws of HomeFed as amended through November 10, 1995 (filed as Exhibit 3.2 to the September 30, 1995 Form 10-Q).*

4.3 1999 Stock Incentive Plan (filed as Annex A to HomeFed's Proxy Statement, dated November 22, 1999, for the 1999 Annual Meeting of Stockholders).*

4.4 2000 Stock Incentive Plan (filed as Annex A to HomeFed's Proxy Statement, dated June 20, 2000, for the 2000 Annual Meeting of Stockholders).*

5.1               Opinion of Weil, Gotshal & Manges LLP.**

23.1              Consent of PricewaterhouseCoopers LLP.**

23.2 Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).**

24.1 Power of Attorney (included in the signature pages of this registration statement).**

--------------------------------

  *  Incorporated by reference.
**  Filed herewith.

Item 9.  Undertakings.

                  (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i)     to include any prospectus required
                                            by Section 10(a)(3) of the
                                            Securities Act;

                                    (ii)    to reflect in the prospectus any
                                            facts or events arising after the
                                            effective date of the registration
                                            statement (or the most recent
                                            post-effective amendment thereof)
                                            which, individually or in the
                                            aggregate, represent a fundamental
                                            change in the information set forth
                                            in the registration statement; and

                                    (iii)   to include any material information
                                            with respect to the plan of
                                            distribution not previously
                                            disclosed in the registration
                                            statement or any material change to
                                            such information in the registration
                                            statement;

                           provided, however, that the undertakings in paragraph
                           (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by HomeFed pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on this 24th day of July, 2002.

                             HOMEFED CORPORATION

                             By: /s/ Erin N. Ruhe
                                -------------------------------------------
                                Erin N. Ruhe
                                Vice President and Controller


                                POWER OF ATTORNEY

                  We, the undersigned officers and directors of HomeFed Corporation, hereby severally constitute and appoint Paul J. Borden and Erin N. Ruhe, and each of them singly, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign for us and in our name in the capacities indicated below, any and all amendments to this registration statement on Form S-8 filed by HomeFed Corporation with the SEC, and generally to do all such things in our name and behalf in such capacities to enable HomeFed Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the SEC, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or any of them, to any and all such amendments.

                  Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                   Title                       Date
                ---------                                   -----                       ----
/s/ Joseph S. Steinberg                     Chairman of the Board and Director     July 24th, 2002
------------------------------------
Joseph S. Steinberg


/s/ Paul J. Borden                          President and Director                 July 24th, 2002
------------------------------------        (Principal Executive Officer)
Paul J. Borden


/s/ Erin N. Ruhe                            Vice President and Controller          July 24th, 2002
------------------------------------        (Principal Financial and Accounting
Erin N. Ruhe                                Officer)


                                      II-6

/s/ Patrick D. Bienvenue                    Director                               July 24th, 2002
------------------------------------
Patrick D. Bienvenue


/s/ Timothy Considine                       Director                               July 24th, 2002
------------------------------------
Timothy Considine


/s/ Ian M. Cumming                          Director                               July 24th, 2002
------------------------------------
Ian M. Cumming


/s/ Michael A. Lobatz                       Director                               July 24th, 2002
------------------------------------
Michael A. Lobatz


                                  Exhibit Index
                                  -------------

Exhibit
-------
Number            Description
------            -----------

4.1 Restated Certificate of Incorporation, as restated July 3, 1995 of HomeFed (filed as Exhibit 3.1 to HomeFed's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995 (the "September 30, 1995 Form 10-Q").*

4.2 By-laws of HomeFed as amended through November 10, 1995 (filed as Exhibit 3.2 to the September 30, 1995 Form 10-Q).*

4.3 1999 Stock Incentive Plan (filed as Annex A to HomeFed's Proxy Statement, dated November 22, 1999, for the 1999 Annual Meeting of Stockholders).*

4.4 2000 Stock Incentive Plan (filed as Annex A to HomeFed's Proxy Statement, dated June 20, 2000, for the 2000 Annual Meeting of Stockholders).*

5.1               Opinion of Weil, Gotshal & Manges LLP.**

23.1              Consent of PricewaterhouseCoopers LLP.**

23.2 Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).**

24.1 Power of Attorney (included in the signature pages of this registration statement).**

--------------------------------

  *  Incorporated by reference.
**  Filed herewith.